UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 29, 2009

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 29, 2009 the Compensation Committee of the Board of Directors (the “Committee”) of Alaska Air Group, Inc. (the “Company”) took a number of actions.

The Committee approved 2009 base salaries for executive-level employees. For the fourth year in a row, the Committee agreed to Mr. Ayer’s request that he receive no increase to his base salary. Mr. Ayer’s 2009 base salary will remain at $360,000 and the Committee commends his leadership in this regard.

The Committee confirmed payouts for the 2008 Performance-Based Pay plan. The payouts are based on the Company’s 2008 performance relative to safety, employee engagement, and financial performance goals established by the Committee for the year. The payouts were as follows: Mr. Ayer, $186,840.03; Mr. Tilden, $108,421.07; Mr. Saretsky, $114,439.50; Mr. Johnson, $108,001.89; and Mr. Pinneo, $78,032.21.

The Committee approved the 2009 performance criteria pursuant to which awards may be paid to executive officers and other employees participating in the Performance-Based Pay plan as follows. Subject to the terms of the plan, participants will be eligible to receive payments if the Company achieves certain operational and financial performance criteria over the full year. The primary measures for 2009 and the relative weightings given to each measure are the Company’s pre-tax profit margin (70%), cost per available seat mile excluding fuel (10%), safety as measured by lost time injuries per full time equivalent employee (10%), and employee engagement as measured by total number of months of successful payout under the Company’s broad-based Operational Performance Rewards program (10%). Operational Performance Rewards program payouts are based upon a reported Department of Transportation performance level of 80% or higher, or a rating among the top three for the reported month. For all employees, Performance-Based Pay payouts will be subject to an additional performance modifier that could increase, decrease, or maintain payout levels. The modifier is based upon the number of months of successful payout under the Company’s broad-based Operational Performance Rewards program (plus or minus 10 percentage points).

The Committee approved grants of stock options and restricted stock units under the Company’s 2008 Performance Incentive Plan to the Company’s Named Executive Officers as described in the table below. The table presents the number of shares subject to each of these awards:

	Non-Qualified Options	Restricted Stock Units
Bill Ayer	119,638	56,233
Brad Tilden	42,138	19,744
Glenn Johnson	29,992	14,102
Jeff Pinneo	18,000	8,500

Mr. Ayer’s 2009 grant includes a special share allocation reflecting the Board’s confidence in his leadership and his on-going commitment to drive Air Group’s future performance. Each stock option was granted with an exercise price equal to $27.56, the closing price of a share of Company common stock on January 29, 2009. With the exception of a portion of the non-qualified options granted to Mr. Ayer, options are scheduled to vest in annual installments over a four-year period. The restricted stock units are scheduled to vest on the third anniversary of the grant date and are payable upon vesting in shares of Company common stock on a one-for-one basis.

The stock options and restricted stock unit awards are evidenced by the applicable form of award agreement previously filed with the Securities and Exchange Commission. In connection with Mr. Ayer’s award, the Committee approved a new form of agreement for use as well. These forms are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

ITEM 9.01.

Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Alaska Air Group, Inc. 2008 Performance Incentive Plan Nonqualified Stock Option Agreement

Exhibit 10.2	Alaska Air Group, Inc. 2008 Performance Incentive Plan Stock Unit Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: February 2, 2009

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary

/s/ Glenn S. Johnson
Glenn S. Johnson
Executive Vice President/Finance and Chief Financial Officer

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